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              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A) (No.2-86606) of Delaware Group Tax-Free Fund, Inc. of our report dated October 8, 1997, included in the 1997 Annual Report to shareholders.


                                             /s/ Ernst & Young LLP
                                             ---------------------
                                             Ernst & Young LLP



Philadelphia, Pennsylvania
October 28, 1997

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                        Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Tax-Free Fund, Inc.

We have audited the accompanying statements of net assets of Delaware Group Tax-Free Fund, Inc. (comprised of the Tax-Free USA Fund, the Tax-Free Insured Fund, and the Tax-Free USA Intermediate Fund) as of August 31, 1997, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 1997, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, for each of the respective portfolios constituting the Delaware Group Tax-Free Fund, Inc. at August 31, 1997, their financial position, the results of their operations for the year then ended, the changes in their assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.


                                           /s/ Ernst & Young LLP
                                           ----------------------
                                           Ernst & Young LLP

October 8, 1997